Exhibit 99.1

Proofpoint Announces Strong Third Quarter 2016 Financial Results

•                        Total revenue of $99.8 million, up 44% year-over-year

•                        Billings of $124.8 million, up 47% year-over-year

•                        GAAP EPS of ($0.44) per share, Non-GAAP EPS of $0.19 per share

•                        Increasing FY16 billings, revenue, profitability and cash flow guidance

SUNNYVALE, Calif., — October 20, 2016 — Proofpoint, Inc. (NASDAQ: PFPT), a leading next-generation security and compliance company, today announced financial results for the third quarter ended September 30, 2016.

“The third quarter marked another great quarter for the company,” stated Gary Steele, chief executive officer of Proofpoint.  “Our ability to exceed expectations across all key metrics was driven by the strong demand for our advanced threat solutions, ongoing high competitive win rates, robust add-on activity, and consistently high renewal rates.  The combination of our commitment to innovation, proven ability to enhance the company’s next generation, cloud-based platform through recent acquisitions, and value we are creating with our expanding partner ecosystem, positions Proofpoint to maintain momentum for the remainder of the year and into 2017.”

Third Quarter 2016 Financial Highlights

•                  Revenue: Total revenue for the third quarter of 2016 was $99.8 million, an increase of 44% compared to $69.1 million for the third quarter of 2015.

•                  Billings: Total billings were $124.8 million for the third quarter of 2016, an increase of 47% compared to $85.0 million for the third quarter of 2015.

•                  Gross Profit: GAAP gross profit for the third quarter of 2016 was $72.5 million compared to $48.1 million for the third quarter of 2015.  Non-GAAP gross profit for the third quarter of 2016 was $77.2 million compared to $51.7 million for the third quarter of 2015.  GAAP gross margin for the third quarter of 2016 was 73% compared to 70% for the third quarter of 2015.  Non-GAAP gross margin was 77% for the third quarter of 2016 compared to 75% for the third quarter of 2015.

•                  Operating Income (Loss): GAAP operating loss for the third quarter of 2016 was $11.8 million compared to a loss of $20.5 million for the third quarter of 2015.  Non-GAAP operating profit for the third quarter of 2016 was $10.5 million compared to $0.5 million for the third quarter of 2015.

•                  Net Income (Loss): GAAP net loss for the third quarter of 2016 was $18.4 million, or $0.44 per share, based on 42.1 million weighted average shares outstanding.  This compares to a GAAP net loss of $27.0 million, or $0.67 per share, based on 40.1 million weighted average shares outstanding for the third quarter of 2015.

Non-GAAP net profit for the third quarter of 2016 was $9.4 million, or $0.19 per share, based on 54.1 million weighted average diluted shares outstanding.  This compares to a non-GAAP net loss of $1.1 million, or $0.03 per share, based on 40.1 million weighted average diluted shares outstanding for the third quarter of 2015.

•                  Adjusted EBITDA: Adjusted EBITDA for the third quarter of 2016 was $15.0 million compared to $3.8 million for the third quarter of 2015.

•                  Cash and Cash Flow: As of September 30, 2016, Proofpoint had cash, cash equivalents and short term investments of $412.3 million.  The company generated $27.3 million in net cash from operations for the third quarter of 2016 compared to $24.2 million during the third quarter of 2015.  The company’s free cash flow for the quarter was $18.0 million compared to $16.5 million for the third quarter of 2015.

“Our strong third quarter results were highlighted by billings and revenue growth of 47% and 44% year-over-year, respectively,” stated Paul Auvil, chief financial officer of Proofpoint.  “During the quarter, we were particularly pleased with our ability to exceed our profitability and free cash flow expectations while continuing to gain share globally.”

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial tables included in this press release.  An explanation of these measures and how they are calculated are also included below under the heading “Non-GAAP Financial Measures.”

Third Quarter and Recent Business Highlights:

•                  Announced entering into a definitive agreement to acquire FireLayers, an innovator in cloud security, which will extend Proofpoint’s Targeted Attack Protection to SaaS applications enabling customers to protect their employees using SaaS applications from advanced malware.

•                  Proofpoint acquired Return Path’s Email Fraud Protection Business Unit, extending its suite of Business Email Compromise (BEC) solutions.

•                  Proofpoint was named a leader in digital risk monitoring in The Forrester Wave™: Digital Risk Monitoring, Q3 2016 report and was also granted a new patent for its social media protection technology.

Financial Outlook

As of October 20, 2016, Proofpoint is providing guidance for its fourth quarter and increasing full year 2016 guidance as follows:

•                  Fourth Quarter 2016 Guidance: Total revenue is expected to be in the range of $103.0 million to $105.0 million.  Billings are expected to be in the range of $133.5 million to $135.5 million.  GAAP EPS loss is expected to be in the range of $0.56 to $0.62 per share based on approximately 42.6 million weighted average diluted shares outstanding.  Adjusted EBITDA is expected to be in the range of $11.0 million to $12.5 million. Non-GAAP EPS is expected to be in the range of positive $0.10 to $0.14 per share based on approximately 54.4 million weighted average diluted shares outstanding.  Free cash flow is expected to be in the range of $11.5 million to $13.5 million.

•                  Full Year 2016 Guidance: Total revenue is expected to be in the range of $371.7 million to $373.7 million.  Billings are expected to be in the range of $457.8 million to $459.8 million.  GAAP EPS loss is expected to be in the range of $2.68 to $2.74 per share based on approximately 41.9 million weighted average diluted shares outstanding.  Adjusted EBITDA is expected to be in the range of $35.0 million to $36.5 million.  Non-GAAP EPS is expected to be in the range of positive $0.28 to $0.33 per share based on approximately 45.9 million weighted average diluted shares outstanding.  Free cash flow is expected to be in the range of $39.0 million to $41.0 million, which assumes capital expenditures of $33.0 million to $35.0 million for the full year.

Quarterly Conference Call

Proofpoint will host a conference call today at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to review the company’s financial results for the third quarter ended September 30, 2016.  To access this call, dial (800) 406-5356 for the U.S. or Canada and (913) 312-1422 for international callers with conference ID #3669528.  A live webcast of the conference call will be accessible from the Investors section of Proofpoint’s website at investors.proofpoint.com, and a recording will be archived and accessible at investors.proofpoint.com.  An audio replay of this conference call will also be available through November 3, 2016, by dialing (877) 870-5176 for the U.S. or Canada or (858) 384-5517 for international callers, and entering passcode #3669528.

About Proofpoint, Inc.

Proofpoint, Inc. (NASDAQ:PFPT) is a leading next-generation security and compliance company that provides cloud-based solutions for comprehensive threat protection, incident response, secure communications, social media security, compliance, archiving and governance.  Organizations around the world depend on Proofpoint’s expertise, patented technologies and on-demand delivery system. Proofpoint protects against phishing, malware and spam, while safeguarding privacy, encrypting sensitive information, and archiving and governing messages and critical enterprise information.  More information is available at www.proofpoint.com.

Proofpoint is a trademark or registered trademark of Proofpoint, Inc. in the U.S. and other countries. All other trademarks contained herein are the property of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements regarding momentum in the company’s business, market position, win rates and renewal rates, future growth, and future financial results. It is possible that future circumstances might differ from the assumptions on which such statements are based. Important factors that could cause results to differ materially from the statements herein include: failure to maintain or increase renewals and increased business from existing customers and failure to generate increased business through existing or new channel partner relationships; uncertainties related to continued success in sales growth and market share gains; failure to convert sales opportunities into definitive customer agreements; risks associated with successful implementation of multiple integrated software products and other product functionality; competition, particularly from larger companies with more resources than Proofpoint; risks related to new target markets, new product introductions and innovation and market acceptance thereof; the ability to attract and retain key personnel; potential changes in strategy; risks associated with management of growth; lengthy sales and implementation cycles, particularly in larger organizations; the time it takes new sales personnel to become fully productive; unforeseen delays in developing new technologies and the uncertain market acceptance of new products or features; technological changes that make Proofpoint’s products and services less competitive; security breaches, which could affect our brand; the costs of litigation; the impact of changes in foreign currency exchange rates; the effect of general economic conditions, including as a result of specific economic risks in different geographies and among different industries; risks related to integrating the employees, customers and technologies of acquired businesses; assumption of unknown liabilities from acquisitions; ability to retain customers of acquired entities; and the other risk factors set forth from time to time in our filings with the SEC, including our Quarterly Report on Form 10-Q for the three months ended June 30, 2016, and the other reports we file with the SEC, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from our investor relations department.  All forward-looking statements herein reflect our opinions only as of the date of this release, and Proofpoint undertakes no obligation, and expressly disclaims any obligation, to update forward-looking statements herein in light of new information or future events.

Non-GAAP Financial Measures

We have provided in this release financial information that has not been prepared in accordance with GAAP. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures below. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Non-GAAP gross profit and gross margin. We define non-GAAP gross profit as GAAP gross profit, adjusted to exclude stock-based compensation expense and the amortization of intangibles associated with acquisitions. We define non-GAAP gross margin as non-GAAP gross profit divided by GAAP revenue. We consider these non-GAAP financial measures to be useful metrics for management and investors because they exclude the effect of non-cash charges that can fluctuate for Proofpoint, based on timing of equity award grants and the size, timing and purchase price allocation of acquisitions so that our management and investors can compare our recurring core business operating results over multiple periods. There are a number of limitations related to the use of non-GAAP gross profit and non-GAAP gross margin versus gross profit and gross margin, in each case, calculated in accordance with GAAP. For example, stock-based compensation has been and will continue to be for the foreseeable future a significant recurring expense in our business. Stock-based compensation is an important part of our employees’ compensation and impacts their performance. In addition, the components of the costs that we exclude in our calculation of non-GAAP gross profit and non-GAAP gross margin may differ from the components that our peer companies exclude when they report their non-GAAP results.  Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP gross profit and non-GAAP gross margin and evaluating non-GAAP gross profit and non-GAAP gross margin together with gross profit and gross margin calculated in accordance with GAAP.

Non-GAAP operating loss. We define non-GAAP operating loss as operating loss, adjusted to exclude stock-based compensation expense and the amortization of intangibles and costs associated with acquisitions and litigation. We consider this non-GAAP financial measure to be a useful metric for management and investors because they exclude the effect of stock-based compensation expense and the amortization of intangibles and costs associated with acquisitions and litigation so that our management and investors can compare our recurring core business operating results over multiple periods. There are a number of limitations related to the use of non-GAAP operating loss versus operating loss calculated in accordance with GAAP. For example, as noted above, non-GAAP operating loss excludes stock-based compensation expense. In addition, the components of the costs that we exclude in our calculation of non-GAAP operating loss may differ from the components that our peer companies exclude when they report their non-GAAP results of operations, and many of these items are cash-based. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP operating loss and evaluating non-GAAP operating loss together with operating loss calculated in accordance with GAAP.

Non-GAAP net loss. We define non-GAAP net loss as net loss, adjusted to exclude stock-based compensation expense, amortization of intangibles, costs associated with acquisitions and litigation, non-cash interest expense related to the convertible debt discount and issuance costs for the convertible debt offering, and tax effects associated with these items. We consider this non-GAAP financial measure to be a useful metric for management and investors for the same reasons that we use non-GAAP operating loss. However, in order to provide a complete picture of our recurring core business operating results, we also exclude from non-GAAP net loss the tax effects associated with stock-based compensation and the amortization of intangibles and costs associated with acquisitions and litigation, and non-cash interest expense related to the convertible debt discount and issuance costs for the convertible debt offering. We believe that $0.3 million, exclusive of potential discrete items, is a reasonable estimate of the near-term non-GAAP quarterly tax expense under our current global operating structure.

Billings. We define billings as revenue recognized plus the change in deferred revenue from the beginning to the end of the period, but excluding additions to deferred revenue from acquisitions. We consider billings to be a useful metric for management and investors because billings drive deferred revenue, which is an important indicator of the health and visibility of our business, and has historically represented a majority of the quarterly revenue that we recognize. There are a number of limitations related to the use of billings versus revenue calculated in accordance with GAAP. Billings include amounts that have not yet been recognized as revenue, but exclude additions to deferred revenue from acquisitions. We may also calculate billings in a manner that is different from other companies that report similar financial measures. Management compensates for these limitations by providing specific information regarding GAAP revenue and evaluating billings together with revenues calculated in accordance with GAAP.

Adjusted EBITDA. We define adjusted EBITDA as net loss, adjusted to exclude: depreciation, amortization of intangibles, interest income (expense), net, provision for income taxes, stock-based compensation, acquisition- and litigation-related expense, other income (expense), net. We believe that the use of adjusted EBITDA is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We use adjusted EBITDA in conjunction with traditional GAAP operating performance measures as part of our overall assessment of our performance, for planning purposes, including the preparation of our annual operating budget, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. We do not place undue reliance on adjusted EBITDA as our only measure of operating performance. Adjusted EBITDA should not be considered as a substitute for other measures of financial performance reported in accordance with GAAP. There are limitations to using this non-GAAP financial measure, including that other companies may calculate this measure differently than we do, that it does not reflect our capital expenditures or future requirements for capital expenditures and that it does not reflect changes in, or cash requirements for, our working capital and excluding some items that are cash based.

Free cash flow. We define free cash flow as net cash provided by operating activities minus capital expenditures. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the acquisition of property and equipment, can be used for strategic opportunities, including investing in our business, making strategic acquisitions, and strengthening the balance sheet. Analysis of free cash flow facilitates management’s comparisons of our operating results to competitors’ operating results. A limitation of using free cash flow versus the GAAP measure of net cash provided by operating activities as a means for evaluating our company is that free cash flow does not represent the total increase or decrease in the cash balance from operations for the period because it excludes cash used for capital expenditures during the period. Management compensates for this limitation by providing information about our capital expenditures on the face of the cash flow statement and in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources” section of our quarterly and annual reports filed with the SEC.

Proofpoint, Inc.

Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenue:
Subscription	$97,163	$67,223	$261,878	$184,857
Hardware and services	2,621	1,926	6,813	5,601
Total revenue	99,784	69,149	268,691	190,458
Cost of revenue:(1)(2)
Subscription	23,987	18,209	68,867	51,372
Hardware and services	3,293	2,845	9,895	8,794
Total cost of revenue	27,280	21,054	78,762	60,166
Gross profit	72,504	48,095	189,929	130,292
Operating expense:(1)(2)
Research and development	24,493	20,000	70,734	54,367
Sales and marketing	51,467	38,651	146,654	107,240
General and administrative	8,393	9,961	41,996	25,789
Total operating expense	84,353	68,612	259,384	187,396
Operating loss	(11,849)	(20,517)	(69,455)	(57,104)
Interest expense	(5,920)	(5,903)	(17,529)	(12,088)
Other expense, net	(228)	(375)	(528)	(1,635)
Loss before provision for income taxes	(17,997)	(26,795)	(87,512)	(70,827)
Provision for income taxes	(370)	(219)	(812)	(493)
Net loss	$(18,367)	$(27,014)	$(88,324)	$(71,320)
Net loss per share, basic and diluted	$(0.44)	$(0.67)	$(2.12)	$(1.80)
Weighted average shares outstanding, basic and diluted	42,109	40,072	41,604	39,536

(1) Includes stock-based compensation expense as follows:
Cost of subscription revenue	$2,080	$1,357	$5,439	$3,620
Cost of hardware and services revenue	375	270	1,120	774
Research and development	6,019	5,862	17,498	15,562
Sales and marketing	7,174	5,469	20,710	15,495
General and administrative	4,315	3,238	12,387	8,406
Total stock-based compensation expense	$19,963	$16,196	$57,154	$43,857
(2) Includes intangible amortization expense as follows:
Cost of subscription revenue	$2,223	$1,945	$6,458	$4,914
Research and development	15	23	45	69
Sales and marketing	1,429	1,242	3,938	3,839
General and administrative	—	—	—	12
Total intangible amortization expense	$3,667	$3,210	$10,441	$8,834

Proofpoint, Inc.

Consolidated Balance Sheets

(In thousands, except per share amounts)

(Unaudited)

	September 30,	December 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$374,182	$346,205
Short-term investments	38,165	60,032
Accounts receivable, net	69,167	54,522
Inventory	430	485
Deferred product costs	1,840	2,228
Deferred commissions	18,822	19,314
Prepaid expenses and other current assets	15,512	5,695
Total current assets	518,118	488,481
Property and equipment, net	47,715	34,501
Deferred product costs	297	314
Goodwill	140,282	133,769
Intangible assets, net	43,089	41,330
Long-term deferred commissions	3,613	3,488
Other assets	5,720	3,733
Total assets	$758,834	$705,616
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$13,387	$14,081
Accrued liabilities	45,315	35,053
Capital lease obligations	33	32
Deferred rent	558	496
Deferred revenue	239,103	182,195
Total current liabilities	298,396	231,857
Convertible senior notes	361,215	345,699
Long-term capital lease obligations	98	123
Long-term deferred rent	1,869	2,033
Other long-term liabilities	5,718	1,188
Long-term deferred revenue	41,436	41,531
Total liabilities	708,732	622,431
Stockholders’ equity
Common stock, $0.0001 par value; 200,000 shares authorized at September 30, 2016 and December 31, 2015; 42,389 and 40,840 shares issued and outstanding at September 30, 2016 and December 31, 2015, respectively	4	4
Additional paid-in capital	496,332	441,104
Accumulated other comprehensive loss	(10)	(23)
Accumulated deficit	(446,224)	(357,900)
Total stockholders’ equity	50,102	83,185
Total liabilities and stockholders’ equity	$758,834	$705,616

Proofpoint, Inc.

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Cash flows from operating activities
Net loss	$(18,367)	$(27,014)	$(88,324)	$(71,320)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	8,092	6,513	22,713	17,940
Loss on disposal of property and equipment	17	9	305	124
Amortization of investment premiums, net of accretion of purchase discounts	17	(115)	52	91
Recovery of allowance for doubtful accounts	(15)	(6)	(35)	(258)
Stock-based compensation	19,963	16,196	57,154	43,857
Amortization of debt issuance costs and accretion of debt discount	5,248	4,949	15,516	9,911
Foreign currency transaction loss	224	353	259	1,417
Changes in assets and liabilities:
Accounts receivable	(11,555)	5,806	(14,834)	3,273
Inventory	(128)	(403)	55	(339)
Deferred products costs	(31)	(137)	404	(478)
Deferred commissions	(255)	(1,419)	366	(3,759)
Prepaid expenses	(1,936)	(1,228)	(2,469)	(2,010)
Other current assets	357	38	461	623
Deferred income taxes	144	212	(23)	356
Long-term assets	(3)	(64)	48	45
Accounts payable	(3,053)	(2,998)	2,906	(2,173)
Accrued liabilities	3,688	7,789	2,933	4,934
Deferred rent	(91)	(108)	(103)	(329)
Deferred revenue	24,970	15,815	55,613	36,381
Net cash provided by operating activities	27,286	24,188	52,997	38,286
Cash flows from investing activities
Proceeds from sales and maturities of short-term investments	34,162	8,500	103,062	34,459
Purchase of short-term investments	(27,491)	(48,078)	(81,233)	(48,078)
Purchase of property and equipment	(9,333)	(7,700)	(25,527)	(18,127)
Payment to escrow account	(9,645)	—	(9,645)	—
Acquisitions of business, net of cash acquired	(8,351)	(8,430)	(8,351)	(40,054)
Net cash used in investing activities	(20,658)	(55,708)	(21,694)	(71,800)
Cash flows from financing activities
Proceeds from issuance of common stock	4,811	2,205	15,146	11,881
Withholding taxes related to restricted stock net share settlement	(4,443)	(4,029)	(17,015)	(12,456)
Payments of debt issuance costs	—	(371)	—	(371)
Proceeds from issuance of convertible senior notes	—	—	—	223,790
Repayments of equipment loans and capital lease obligations	(8)	(6)	(24)	(699)
Holdback payments for prior acquisitions	—	—	(1,397)	—
Net cash provided by (used in) financing activities	360	(2,201)	(3,290)	222,145
Effect of exchange rate changes on cash and cash equivalents	(66)	(252)	(36)	(797)
Net (decrease) increase in cash and cash equivalents	6,922	(33,973)	27,977	187,834
Cash and cash equivalents
Beginning of period	367,260	402,144	346,205	180,337
End of period	$374,182	$368,171	$374,182	$368,171

Reconciliation of Non-GAAP Measures

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015

GAAP gross profit	$72,504	$48,095	$189,929	$130,292
GAAP gross margin	73%	70%	71%	68%
Plus:
Stock-based compensation expense	2,455	1,627	6,559	4,394
Intangible amortization expense	2,223	1,945	6,458	4,914
Non-GAAP gross profit	77,182	51,667	202,946	139,600
Non-GAAP gross margin	77%	75%	76%	73%

GAAP operating loss	(11,849)	(20,517)	(69,455)	(57,104)
Plus:
Stock-based compensation expense	19,963	16,196	57,154	43,857
Intangible amortization expense	3,667	3,210	10,441	8,834
Acquisition-related expenses	464	190	586	551
Litigation-related (income) expenses	(1,716)	1,404	12,941	2,532
Non-GAAP operating income (loss)	10,529	483	11,667	(1,330)

GAAP net loss	(18,367)	(27,014)	(88,324)	(71,320)
Plus:
Stock-based compensation expense	19,963	16,196	57,154	43,857
Intangible amortization expense	3,667	3,210	10,441	8,834
Acquisition-related expenses	464	190	586	551
Litigation-related (income) expenses	(1,716)	1,404	12,941	2,532
Interest expense - debt discount and issuance costs	5,248	4,949	15,516	9,911
Income tax (expense) benefit	118	(24)	73	(209)
Non-GAAP net income (loss)	9,377	(1,089)	8,387	(5,844)

Non-GAAP net income (loss) per share - diluted	$0.19	$(0.03)	$0.18	$(0.15)

GAAP weighted-average shares used to compute net loss per share, diluted	42,109	40,072	41,604	39,536
Weighted-average effect of potentially dilutive securities	11,966	—	3,820	—
Non-GAAP weighted-average shares used to compute net income (loss) per share, diluted	54,075	40,072	45,424	39,536

Reconciliation of Net Loss to Adjusted EBITDA

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015

Net loss	$(18,367)	$(27,014)	$(88,324)	$(71,320)
Depreciation	4,425	3,303	12,272	9,106
Amortization of intangible assets	3,667	3,210	10,441	8,834
Interest expense	5,920	5,903	17,529	12,088
Provision for income taxes	370	219	812	493
EBITDA	$(3,985)	$(14,379)	$(47,270)	$(40,799)

Stock-based compensation expense	$19,963	$16,196	$57,154	$43,857
Acquisition-related expenses	464	190	586	551
Litigation-related (income) expenses	(1,716)	1,404	12,941	2,532
Other expense, net	228	375	528	1,635
Adjusted EBITDA	$14,954	$3,786	$23,939	$7,776

Reconciliation of Total Revenue to Billings

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015

Total revenue	$99,784	$69,149	$268,691	$190,458

Deferred revenue
Ending	280,539	199,756	280,539	199,756
Beginning	254,370	183,941	223,726	162,675
Net Change	26,169	15,815	56,813	37,081
Less:
Deferred revenue contributed by acquisitions	(1,200)	—	(1,200)	(700)
Billings	$124,753	$84,964	$324,304	$226,839

Reconciliation of GAAP Cash Flows from Operations to Free Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015

GAAP cash flows provided by operating activities	$27,286	$24,188	$52,997	$38,286
Less:
Purchases of property and equipment	(9,333)	(7,700)	(25,527)	(18,127)
Non-GAAP free cash flows	$17,953	$16,488	$27,470	$20,159

Revenue by Solution

(In thousands)

(Unaudited)

	Three Months Ended
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015

Protection and Advanced Threat	$72,664	$64,797	$56,462	$53,544	$47,920
Archiving, Privacy and Governance	27,120	25,107	22,541	21,395	21,229
Total revenue	$99,784	$89,904	$79,003	$74,939	$69,149

Reconciliation of Non-GAAP Measures to Guidance

(In millions, except per share amount)

(Unaudited)

	Three Months ending	Year ending	Year ending
	December 31,	December 31,	December 31,
	2016	2016	2017

GAAP Net Loss	$(26.3) - $(23.8)	$(114.9) - $(112.3)	$(121.2) - $(111.8)
Depreciation	4.9 - 4.6	17.2 - 16.9	25.0 - 24.0
Amortization of intangible assets	3.1	13.5	16.0 - 14.5
Interest expense	5.9	23.5	24.6 - 24.4
Provision for income taxes	0.5 - 0.4	1.4 - 1.3	1.8 - 1.6
EBITDA	$(11.9) - $(9.8)	$(59.3) - $(57.1)	$(53.8) - $(47.3)

Stock-based compensation expense	$22.0 - $21.5	$79.2 - $78.7	$103.0- $98.0
Acquisition-related expenses	0.4	1.0	—
Litigation-related expenses	—	13.1	—
Other expense, net	0.5 - 0.4	1.0 - 0.8	0.3
Adjusted EBITDA	$11.0 - $12.5	$35.0 - $36.5	$49.5 - $51.0

	Three Months ending	Year ending	Year ending
	December 31,	December 31,	December 31,
	2016	2016	2017

GAAP net loss	$(26.3) - $(23.8)	$(114.9) - $(112.3)	$(121.2) - $(111.8)
Plus:
Stock-based compensation expense	$22.0 - $21.5	$79.2 - $78.7	$103.0- $98.0
Intangible amortization expense	3.1	13.5	16.0 - 14.5
Acquisition-related expenses	0.4	1.0	—
Litigation-related expenses	—	13.1	—
Interest expense - debt discount and issuance costs	5.2	20.8	22.6 - 21.9
Income tax expense	0.1	0.3 - 0.2	0.6 - 0.4
Non-GAAP net income	$4.5 - $6.5	$13.0 - $15.0	$21.0 - $23.0
Non-GAAP net income per share - diluted	$0.10 - $0.14	$0.28 - $0.33	$0.45 - $0.49
Non-GAAP weighted-average shares used to compute net income per share, diluted	54.4	45.9	55.8

	Three Months ending	Year ending	Year ending
	December 31,	December 31,	December 31,
	2016	2016	2017

GAAP cash flows provided by operating activities	$18.0 - $22.5	$72.0 - $76.0	$130.0 - $142.0
Less:
Purchases of property and equipment	6.5 - 9.0	33.0 - 35.0	40.0 - 42.0
Non-GAAP free cash flows	$11.5 - $13.5	$39.0 - $41.0	$90.0 - $100.0

MEDIA CONTACT:	INVESTOR CONTACT:
KRISTY CAMPBELL	SETH POTTER
PROOFPOINT, INC.	ICR, INC. FOR PROOFPOINT, INC.
408-517-4710	646-277-1230
KCAMPBELL@PROOFPOINT.COM	SETH.POTTER@ICRINC.COM